EXHIBIT 10.13

                              STANDSTILL AGREEMENT

         This Standstill Agreement ("Agreement"), dated as of February 18, 2005, is entered into by and between INCENTRA SOLUTIONS, INC., a Nevada corporation (the "Company"), LAURUS MASTER FUND, LTD., a Cayman Islands company ("Laurus"), and Wells Fargo Bank, National Association ("WFB") The Company and Laurus are parties to (i) a Securities Purchase Agreement, dated as of May 13, 2004, (as amended, modified or supplemented from time to time, the "SPA") and (ii) a Master Security Agreement, dated as of May 13, 2004, (as amended, modified or supplemented from time to time, the "MSA"). Capitalized terms used herein without definition shall have the meaning ascribed to such terms in the SPA or MSA, as applicable.

         WHEREAS, on February 14, 2005, the Company created Incentra Merger Corp., a Delaware corporation ("Merger Corp"), with and into which Star Solutions of Delaware, Inc., a Delaware corporation shall be merged; and,

         WHEREAS Merger Corp shall be the surviving corporation in such merger, continuing to do business under the name of Star Solutions of Delaware, Inc.; and

         WHEREAS, Wells Fargo Bank, National Association ("WFB") is providing funding for the merger and a continuing credit facility for Merger Corp after the merger and is requiring a guaranty by the Company of the Merger Corp indebtedness to WFB (the "Guaranty");

         NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. WFB hereby acknowledges that Laurus has a first priority security interest in all of the assets of the Company.

         2. WFB will be unsecured as to the obligations of the Company pursuant to the Guaranty.

         3. WFB hereby agrees that it will not take any action to enforce the Guaranty against the Company or otherwise satisfy the obligations of the Company pursuant to the Guaranty without the prior written consent of Laurus for so long as Laurus is a secured creditor of the Company.

         4. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns.

         5. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York.


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         6.       This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

         IN WITNESS WHEREOF, each of the Company, Laurus and WFB has caused this Agreement to be signed in its name effective as of this 18th day of February, 2005.

                                  INCENTRA SOLUTIONS, INC.



                                  By: /s/Thomas P. Sweeney III
                                     --------------------------------
                                  Name: Thomas P. Sweeney III
                                  Title: Chief Executive Officer


                                  LAURUS MASTER FUND, LTD.



                                  By: /s/David Grin
                                      -------------------------------
                                  Name: David Grin
                                  Title: Director

                                  WELLS FARGO BANK, NATIONAL ASSOCIATION



                                  By:/s/Joseph Gavan
                                     --------------------------------
                                  Name: Joseph Gavan
                                  Title: Relationship Manager